UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): March 2, 2022

ChargePoint Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 East Hacienda Avenue Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)
(408) 841-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CHPT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.    Regulation FD Disclosure.
On March 2, 2022, ChargePoint Holdings, Inc. (the “Company”) held a conference call and webcast to discuss its financial and operational results for its fiscal fourth quarter and fiscal full year of 2022, ended January 31, 2022 (the “Earnings Call”). While the conference call facility and webcast were available, certain participants may have experienced difficulties accessing the webcast due to technical difficulties beyond the control of the Company. As a result, the Company is furnishing a transcript of the Earnings Call with this Form 8-K.

The information in this Form 8-K and the accompanying exhibit is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless expressly incorporated by specific reference in such filing.

The full presentation, earnings transcript, and recorded audio of the Earnings Call are all also available on the Company’s website www.chargepoint.com under Company; Investor Relations; Events and Presentations.
This Form 8-K and the Earnings Call referred to herein contain forward-looking statements as defined by the Securities Act and the Exchange Act and that are based on the beliefs and assumptions of the Company’s management and on information currently available to management, including statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share. These forward-looking statements are provided for illustrative purposes only and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from management’s assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including the impact of the COVID-19 pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond control of the Company on the overall economy, its business and those of its customers and suppliers; the Company’s limited operating history as a public company; the Company’s ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; the Company’s dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; the Company’s current dependence on sales of charging stations for most of its revenues; overall demand for electric vehicle charging and the potential for reduced demand for electric vehicles if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions and expense increases may adversely affect the Company’s sales, revenue and gross margins; unexpected delays in new product introductions; the Company’s ability to expand its operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on the Company’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by the Company; the effects of competition; risks related to the Company’s dependence on its intellectual property and the risk that its technology could have undetected defects or errors; and the effects of competition on the Company’s future business. Further information on these and other factors that could affect the forward-looking statements can be found in the documents that the Company files with or furnish to the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Form 10-Q filed with the SEC on December 15, 2021, which is available on the Company’s website at investors.chargepoint.com and on the SEC's website at www.sec.gov. All forward-looking statements are based on the Company’s current beliefs and on information available as of the date such statements were made, and the Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made or to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Transcript of Earnings Call dated March 2, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARGEPOINT HOLDINGS, INC.

By:	/s/ Rex S. Jackson
Name: Rex S. Jackson
Title: Chief Financial Officer
Date: March 3, 2022